Exhibit (J)(2)







   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 72 to the Registration Statement (Form N-1A)(No. 33-00488/811-04416) of Armada Funds of our reports dated July 14, 2004, included in the 2004 Annual Reports to shareholders.


                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                               ERNST & YOUNG LLP


Philadelphia, Pennsylvania
September 28, 2004